Exhibit 1



                         BUTTONS ACQUISITION CORP.


               Name and
      Principal Business Address
              Citizenship                                 Position
-------------------------------------        -----------------------------------
Serge Weinberg                               Chairman, Chief Executive Officer
c/o La Redoute                               and President
Citizenship:  French

Hartmut Kramer                               Director and Vice President
c/o La Redoute
Citizenship:  German

Johannes Loning                              Director
c/o La Redoute
Citizenship:  German

Antoine Metzger                              Director, Secretary and Treasurer
c/o La Redoute
Citizenship:  French

Michael Hawker                               Director
c/o Empire
Citizenship:  U.K.